EXECUTION VERSION

                   SECOND AMENDMENT TO CREDIT AGREEMENT

        THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of April 29, 1998, is entered into by and among:
        (1)     ETEC SYSTEMS, INC., a Nevada corporation ("Borrower");
        (2) Each of the financial institutions currently a party to the Credit Agreement referred to in Recital A below
(collectively, the "Lenders"); and
        (3) ABN AMRO BANK N.V., a public company with limited liability organized under the laws of The Netherlands, as agent for the Lenders (in such capacity, "Agent").

RECITALS
        A. Borrower, the Lenders and Agent are parties to a Credit Agreement dated as of May 24, 1996, as amended by that certain First Amendment to Credit Agreement dated as of April 23, 1997 (as amended, the "Credit Agreement").
        B. Borrower has requested the Lenders and Agent to amend the Credit Agreement in certain respects.
        C. The Lenders and Agent are willing so to amend the Credit Agreement upon the terms and subject to the conditions set forth below.

                                  AGREEMENT

        NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Lenders and Agent hereby agree as follows:
1. Definitions, Interpretation. All capitalized terms defined above and elsewhere in this Amendment shall be used herein as so defined. Unless otherwise defined herein, all other capitalized terms used herein shall have the respective meanings given to those terms in the Credit Agreement, as amended by this Amendment. The rules of construction set forth in Section I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Amendment, apply to this Amendment and are hereby incorporated by reference.
2.      Amendments to Credit Agreement.  Subject to the satisfaction of the conditions set forth in paragraph 4 below, the Credit Agreement is hereby amended as follows:
(a)     Paragraph 1.01 is amended by adding thereto, in the
appropriate alphabetical order, the following definitions to read in their entirety as follows:
"Hayward Lease" shall mean that certain Second Amended
and Restated Lease Agreement dated as of February 2, 1998
between the Hayward Lessor, as landlord, and Borrower, as
tenant.
"Hayward Lessor" shall mean ET LLC, a Delaware limited
liability company, d.b.a. ET QRS LLC.
"Lessee Obligations" shall have the meaning given to
that term in the Participation Agreement.
"Lessor Parties" shall have the meaning given to that
term in the Participation Agreement.
"Operative Documents" shall have the meaning given to
that term in the Participation Agreement.
"Participation Agreement" shall mean that certain
Participation Agreement, dated as of December 5, 1997 (as
amended, restated or otherwise modified from time to time)
among Borrower, as lessee, Lease Plan North America, Inc.,
as lessor, each of the financial institutions from time to
time listed in Schedule I thereto (as amended from time to
time) and ABN AMRO Bank, N.V., acting through its San
Francisco International Branch, as agent.
"Permitted Property Liens" shall have the meaning
given to that term in the Participation Agreement.
"Property" shall have the meaning given to that term
in the Participation Agreement.
"Super Required Participants" shall mean (a) at any
time Revolving Loans or Term Loans are outstanding, Lenders
holding seventy-five percent (75%) or more of the aggregate
principal amount of such Loans and (b) at any time no
Revolving Loans or Term Loans are outstanding, Lenders whose Proportionate Shares equal or exceed seventy-five percent
(75%).
(b)     Paragraph 1.01 is further amended by changing the
definitions of "Adjusted Net Income", "Affiliate", "Applicable Margin", Capital Expenditures", "Cash Balance", "Cash Equivalents", "Change of Control", "Debt Service Coverage Ratio", "Quick Ratio" and Revolving Loan Maturity Date to read in their entirety as follows:
"Adjusted Net Income" shall mean, with respect to
Borrower and its Subsidiaries for any period, the sum of the following, determined on a consolidated basis in accordance
with GAAP where applicable:
(a)      The net income or net loss of Borrower
and its Subsidiaries for such period after provision
for income taxes;
plus
(b)     To the extent deducted in calculating such
net income or net loss, all non-recurring charges
incurred by Borrower and its Subsidiaries during such
period for the acquisition of in-process technology;
provided, however, that the sum of all such charges so
added to net income or net loss in calculating the
Adjusted Net Income of Borrower and its Subsidiaries
during the period December 5, 1997 through the
Revolving Loan Maturity Date shall not exceed
$15,000,000.
"Affiliate" shall mean, with respect to any Person,
(a) each Person that, directly or indirectly, owns or
controls, whether beneficially or as a trustee, guardian or
other fiduciary, twenty percent (20%) or more of any class
of Equity Securities of such Person, (b) each Person that
controls, is controlled by or is under common control with
such Person or any Affiliate of such Person or (c) each of
such Person's officers, directors, joint venturers and
partners; provided, however, that in no case shall Agent or
any Lender be deemed to be an Affiliate of Borrower or any
of its Subsidiaries for purposes of this Agreement.  For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to
direct or cause the direction of its management or policies, whether through the ownership of voting securities, by
contract or otherwise.
"Applicable Margin" shall mean:
(a)     With respect to Revolving Base Rate Loans,
zero percent (0%);
(b)     With respect to Revolving LIBOR Loans,
nineteen-twentieths of one percent (.95%); and
(c)     With respect to Term Loans, one and one
quarter percent (1.25%).
"Capital Expenditures" shall mean, with respect to
Borrower and its Subsidiaries for any period, the sum,
determined on a consolidated basis in accordance with GAAP,
of all amounts expended and indebtedness incurred or assumed by Borrower and its Subsidiaries during such period for the
acquisition of Capital Assets (including all amounts
expended and indebtedness incurred or assumed in connection
with Capital Leases), other than amounts expended by
Borrower and its Subsidiaries to repurchase used Borrower
systems previously sold to customers by Borrower and its
Subsidiaries. (For clarification and without limiting the
generality of this definition, amounts paid by Borrower
under the Hayward Lease shall not constitute "Capital
Expenditures" if the Hayward Lease is an operating lease
under GAAP.)
"Cash Balances" shall mean, with respect to Borrower
and its Subsidiaries at any time, the remainder, determined
on a consolidated basis in accordance with GAAP, of:
(a)     The sum of (i) the cash of Borrower and
its Subsidiaries at such time and (ii) the market
value of the Cash Equivalents of Borrower and its
Subsidiaries at such time;
minus
(b)     If the Outstanding Revolver Credit at such
time exceeds $5,000,000, the amount of such excess.
"Cash Equivalents" shall mean, on any date:
(a)     Any debt investments which are permitted
by the investment policy of Borrower set forth in
Schedule 5.02(e), so long as such investments are
"marked to market" by Borrower on a monthly basis; or
(b)     If the investment policy of Borrower is
changed after the date of this Agreement, any debt
investments if (i) such investments are permitted by
the most recent investment policy of Borrower, so long
as such investments are "marked to market" by Borrower
on a monthly basis; and (ii) such investment policy
has been approved by Borrower's Board of Directors and
by Agent and Required Lenders.
"Change of Control" shall mean (a) with respect to
Borrower, the occurrence of any of the following events:
(i) any person or group of persons (within the meaning of
Section 13 or 14 of the Securities Exchange Act of 1934, as
amended) shall (A) acquire beneficial ownership (within the
meaning of Rule 13d-3 promulgated by the Securities and
Exchange Commission under the Securities Exchange Act of
1934, as amended) of twenty-five percent (25%) or more of
the outstanding Equity Securities of Borrower entitled to
vote for members of the board of directors, or (B) acquire
all or substantially all of the assets of Borrower and its
Subsidiaries taken as a whole, or (ii) during any period of
twelve (12) consecutive calendar months, individuals who are directors of Borrower on the first day of such period
("Initial Directors") and any directors of Borrower who are
specifically approved by two-thirds of the Initial Directors and previously-approved Directors ("Approved Directors")
shall cease to constitute a majority of the Board of
Directors of Borrower before the end of such period; and
(b) with respect to Borrower's Japanese Subsidiary, Borrower shall cease to own fifty-one percent (51%) of the Equity
Securities of such Subsidiary except for nominal amounts of
director stock necessary to do business in Japan.
"Debt Service Coverage Ratio" shall mean, with respect
to Borrower and its Subsidiaries for any period, the ratio,
determined on a consolidated basis in accordance with GAAP
where applicable, of;
(a)     The remainder of (i) EBITDA of Borrower
and its Subsidiaries for such period minus (ii) all
Capital Expenditures of Borrower and its Subsidiaries
for such period;
to
(b)     The sum of (i) all Interest Expenses of
Borrower and its Subsidiaries for such period and (ii)
all principal payments on long-term Indebtedness for
borrowed money of Borrower and its Subsidiaries
scheduled for payment during the immediately
succeeding comparable period (excluding any payments
of the Outstanding Lease Amount payable on the
Expiration Date of the Lease Agreement (as each such
term is defined in the Participation Agreement)).
"Quick Ratio" shall mean, with respect to Borrower and
its Subsidiaries at any time, the ratio, determined on a
consolidated basis in accordance with GAAP, of:
(a)     The sum at such time of (i) all cash of
Borrower and its Subsidiaries; (ii) the market value
of all Cash Equivalents of Borrower and its
Subsidiaries; and (iii) all accounts receivable of
Borrower and its Subsidiaries, less all reserves
therefor; provided, however, that in computing the
foregoing sum, there shall be excluded therefrom any
cash, Cash Equivalent or accounts receivable subject
to a security interest in favor of any Person;
to
(b)     The sum at such time of (i) the current
liabilities of Borrower and its Subsidiaries; and (ii)
to the extent not included in such current
liabilities, the Outstanding Revolver Credit at such
time.
"Revolving Loan Maturity Date" shall mean November 30,
1999.
(c)     Paragraph 2.01 is amended by adding a new Subparagraph
2.01(h) immediately after Subparagraph 2.01(g) to read in its entirety as follows:
(h)     Revolving Loan Maturity Date Extensions.
On or before the last Business Day of each November
beginning on November 30, 1998, Borrower may request the
Lenders to extend the Revolving Loan Maturity Date for an
additional one-year period.  Borrower shall request each
such extension by appropriately completing, executing and
delivering to Agent a written request in the form of
Exhibit I (a "Revolving Loan Maturity Date Extension
Request").  Borrower understands that this Subparagraph
2.01(h) is included in this Agreement for Borrower's
convenience in requesting extensions and acknowledges that
neither Agent nor any Lender has promised (either expressly
or by implication), and neither Agent nor any Lender has any obligation or commitment, to extend the Revolving Loan
Maturity Date at any time.  Agent shall promptly deliver to
each Lender three (3) copies of each Revolving Loan Maturity
Date Extension Request received by Agent.  If a Lender, in
its sole and absolute discretion, consents to any Revolving
Loan Maturity Date Extension Request, such Lender shall
evidence such consent by executing and returning two (2)
copies of the Revolving Loan Maturity Date Extension Request to Agent not later than the last Business Day which is
thirty (30) days after the date Borrower delivered to Agent
the Revolving Loan Maturity Date Extension Request.  Any
failure by any Lender to execute and return a Revolving Loan
Maturity Date Extension Request shall be deemed a denial
thereof.  If Borrower shall deliver a Revolving Loan
Maturity Date Extension Request to Agent pursuant to the
first sentence of this Subparagraph 2.01(h), then not later
than the last Business Day which is thirty-five (35) days
after the date Borrower delivered to Agent the Revolving
Loan Maturity Date Extension Request, Agent shall notify
Borrower in writing whether (i) Agent has received a copy of the Revolving Loan Maturity Date Extension Request executed
by each Lender, in which case the definition of "Revolving
Loan Maturity Date" set forth in Paragraph 1.01 shall be
deemed amended as provided in the Revolving Loan Maturity
Date Extension Request as of the date of such written notice from Agent to Borrower, or (ii) Agent has not received a
copy of the Revolving Loan Maturity Date Extension Request
executed by each Lender, in which case such Revolving Loan
Maturity Date Extension Request shall be deemed denied.
Agent shall deliver to Borrower, with each written notice
under clause (i) of the preceding sentence which notifies
Borrower that Agent has received a Revolving Loan Maturity
Date Extension Request executed by each Lender, a copy of
the Revolving Loan Maturity Date Extension Request so
executed by each Lender.
(d)     Subparagraph 2.04(b) is amended by adding to read in
its entirety as follows:
(b)     Commitment Fees.  Borrower shall pay to
Agent, for the ratable benefit of the Revolving Lenders as
provided in clause (iii) of Subparagraph 2.09(a), commitment fees (the "Commitment Fees") of 0.275% per annum on the
daily average Unused Commitment for the period beginning on
the date of this Agreement and ending on the Revolving Loan
Maturity Date.  Borrower shall pay the Commitment Fees in
arrears on the last Business Day in each February, May,
August and November (commencing August 30, 1996) and on the
Revolving Loan Maturity Date (or if the Total Commitment is
cancelled on a date prior to the Revolving Loan Maturity
Date, on such prior date).
(e)     Clause (iv) of Subparagraph 5.01(a) is amended by
deleting the reference to "$3,500,000" set forth therein and replacing it with"$10,000,000".
(f)     Subparagraph 5.02(a) is amended by changing clause (i)
thereof to read in its entirety as follows:
(i)     (A)     The Obligations of Borrower under
the Credit Documents and (B) the Obligations of Borrower as
lessee to the Lessor Parties under the Operative Documents;
(g)     Subparagraph 5.02(a) is further amended by changing
clause (vi) thereof to read in its entirety as follows:
(vi)    Indebtedness of Borrower and its
Subsidiaries under purchase money loans and Capital Leases
incurred by Borrower or any of its Subsidiaries to finance
the acquisition by such Person of real property, fixtures or equipment provided that in each case, (A) such Indebtedness
is incurred by such Person at the time of, or not later than ninety (90) days after, the first functional use by such
Person of the property so financed and (B) such Indebtedness does not exceed the purchase price of the property so
financed;
(h)     Subparagraph 5.02(a) is further amended by changing
clause (viii) thereof to read in its entirety as follows:
(viii)  Indebtedness of Borrower and its
Subsidiaries under initial or successive refinancings of any Indebtedness permitted by subclause (B) of clause (i) or clause (ii) above or under replacements of lines of credit
or other credit commitments permitted by subclause (B) of
clause (i) or clause (ii) above, provided that (A) the
principal amount of any such refinancing or replacement does not exceed the principal amount of the Indebtedness being
refinanced or commitment being replaced and (B) the material terms and provisions of any such refinancing or replacement
(including redemption, prepayment, default and subordination provisions) are not substantially less favorable than the
comparable terms of the Indebtedness being refinanced or
commitment being replaced, except that the maturity of the
new Indebtedness or commitment may be longer;
(i)     Subparagraph 5.02(a) is further amended by changing
clause (ix) thereof to read in its entirety as follows:
(ix)    Indebtedness of Borrower and its
Subsidiaries with respect to Surety Instruments incurred in
the ordinary course of business (including surety bonds
issued to secure obligations of Borrower and its
Subsidiaries in respect of equipment ordered from Borrower
and its Subsidiaries);
(j)     Subparagraph 5.02(a) is further amended by changing
clause (xii) thereof to read in its entirety as follows, and by adding a new clause (xiii) thereto to read in its entirety as follows:
(xii)   Indebtedness of Borrower's Japanese
Subsidiary with respect to the sale, transfer or assignment
of accounts receivable of such Subsidiary and certain rights and property related to the collection of or constituting
proceeds of such accounts receivable, provided that:
(A)     Such sale, assignment or transfer is
(1) in the ordinary course of business, (2) for
cash, (3) with recourse to such Subsidiary in an
amount not to exceed the aggregate face amount
of the accounts receivable sold and certain
additional interest charges with respect to such
Indebtedness and (4) otherwise permitted under
Subparagraph 5.02(c)(vii); and
(B)     Both immediately before and after
giving effect to such sale, assignment or
transfer, no Default shall have occurred and be
continuing; and
(xiii)  Other Indebtedness of Borrower and
its Subsidiaries, provided that the aggregate amount of such other Indebtedness outstanding at any time does not exceed
ten percent (10%) of Borrower's Tangible Net Worth on the
last day of the immediately preceding fiscal year.
(k)     Subparagraph 5.02(b) is amended by changing clause (i)
thereof to read in its entirety as follows:
(i)     (A)     Liens in favor of Agent or any
Lender securing the Obligations or (B) any Liens in favor of any Lessor Party securing the Lessee Obligations;
(l)     Subparagraph 5.02(b) is further amended by changing
clause (viii) thereof to read in its entirety as follows:
(viii)  Liens on any property or assets
acquired, or on the property or assets of any Persons
acquired, by Borrower or any of its Subsidiaries after the
date of this Agreement pursuant to Subparagraph 5.02(d),
provided that (A) such Liens exist at the time such property or assets or such Persons are so acquired and (B) such Liens were not created in contemplation of such acquisitions;
(m)     Subparagraph 5.02(b) is further amended by changing
clause (ix) thereof to read in its entirety as follows:
(ix)    Judgement Liens, provided that such Liens
do not have a value in excess of $10,000,000 or such Liens
are released, stayed, vacated or otherwise dismissed within
thirty (30) days after issue or levy and, if so stayed, such stay is not hereafter removed;
(n)     Subparagraph 5.02(b) is further amended by changing
clause (xiii) thereof to read in its entirety as follows:
(xiii)  Liens securing Indebtedness which
constitutes Permitted Indebtedness under clause (xii) of
Subparagraph 5.02(a) provided that, in each case, such Lien
(A) secures only such Permitted Indebtedness, and (B) such
Liens do not extend to any assets or property other than the assets or property sold (other than cash pledged under
certain circumstances to secure such Permitted Indebtedness
in an amount not to exceed $15,000,000 in the aggregate
during the term of this Agreement, provided that both
immediately before and after giving effect to any such cash collateralization, Borrower shall be in compliance with the financial covenants set forth in Paragraph 5.03 and no other
Default or Event of Default shall have occurred and be
continuing);
(o)     Subparagraph 5.02(b) is further amended by changing
clause (xv) thereof to read in its entirety as follows:
(xv)    Liens incurred in connection with the
extension, renewal or refinancing of the Indebtedness
secured by the Liens described in subclause (B) of clause
(i), clause (ii) or clause (xii) above, provided that any
extension, renewal or replacement Lien (A) is limited to the property covered by the existing Lien and (B) secures
Indebtedness which is no greater in amount and has material
terms no less favorable to the Lenders than the Indebtedness secured by the existing Lien;
(p)     Subparagraph 5.02(b) is further amended by changing
clause (xvii) thereof to read in its entirety as follows, and by adding a new clause (xviii) and a new clause (xix) thereto to read in their entirety as follows:
(xvii)  Liens in inventory of Borrower and
its Subsidiaries in favor of (A) customers of Borrower and
its Subsidiaries to secure the obligations of Borrower and
its Subsidiaries in respect of equipment ordered from
Borrower and its Subsidiaries by such customers or (B)
sureties that have issued surety bonds to such customers to
secure such obligations, provided that each such Lien (1)
covers only (y) the equipment ordered by a customer pursuant to a purchase order which has been delivered to Borrower or
one of its Subsidiaries and (z) the parts and other
inventory of Borrower and its Subsidiaries which will be
used to build such equipment, (2) secures only the
obligations of Borrower and its Subsidiaries in respect of
such equipment and (3) terminates upon the delivery of such
equipment to such customer or the ultimate purchaser thereof or the return to such customer of such deposit;
(xviii) Permitted Property Liens in the
Property; and
(xix)   Other Liens, provided that the aggregate
amount of the Indebtedness outstanding at any time and
secured by such other Liens does not exceed five percent
(5%) of Borrower's Tangible Net Worth on the last day of the immediately preceding fiscal year.
(q)     Subparagraph 5.02(c) is amended by changing clause
(ii) thereof to read in its entirety as follows:
(ii)    Sales or other dispositions of surplus,
damaged, worn or obsolete equipment or inventory;
(r)     Subparagraph 5.02(c) is further amended by changing
clause (viii) thereof to read in its entirety as follows, and by adding a new clause (ix) and a new clause (x) thereto to read in their entirety as follows:
(viii)  Sales, for cash, in the ordinary
course of business of accounts receivable of Lessee and
certain rights and property of Borrower related to the
collection of or constituting proceeds of such accounts
receivable, with or without recourse, at a discount rate not to exceed ten percent (10%), provided that the aggregate
amount of accounts receivable so sold by Borrower in any
fiscal quarter does not exceed Twelve Million Dollars
($12,000,000);
(ix)    The sale by Borrower to the Hayward Lessor
of the improvements that have been made by Borrower to the
property located at 26460 Corporate Avenue, Hayward,
California and that are being leased back to Borrower
pursuant to the Hayward Lease; and
(x)     Other sales, leases, transfers and
disposals of assets and property, provided that the
aggregate value of all such assets and property (based upon
the greater of the fair market or book value of such assets
and property) so sold, leased, transferred or otherwise
disposed of in any fiscal year does not exceed five percent
(5%) of Borrower's Tangible Net Worth on the last day of the immediately preceding fiscal year.
(s)     Subparagraph 5.02(d) is amended to read in its
entirety as follows:
(d)     Mergers, Acquisitions, Etc.  Neither
Borrower nor any of its Subsidiaries shall acquire any other
Person (whether through merger with such Person, acquisition of such Person as a Subsidiary or otherwise) or all or
substantially all of the assets of any other Person, except
that Borrower and its Subsidiaries may make any such
acquisitions if (i) the aggregate consideration paid by
Borrower and its Subsidiaries in cash for all such
acquisitions after the date of this Agreement does not
exceed $25,000,000; (ii) the aggregate consideration paid by
Borrower and its Subsidiaries in stock for all such
acquisitions after the date of this Agreement does not
exceed $50,000,000 (such stock to be valued at the market
value thereof at the time paid as consideration); (iii) in
any merger involving Borrower, Borrower is the surviving
corporation; and (iv) both immediately before and after
giving effect to any such acquisition, no Default or Event
of Default shall have occurred and be continuing.
(t)     Subparagraph 5.02(e) is amended by changing clause
(vi) thereof to read in its entirety as follows, and by adding a new clause (vii) thereto to read in its entirety as follows:
(vi)    Investments permitted by Subparagraph
5.02(d); and
(vii)   Other Investments, provided that the
amount of any such Investment, when added to the aggregate
amount of all other Investments made pursuant to this clause
(vii) since December 5, 1997 (net of any returns previously
received on account of such Investments), does not exceed
ten percent (10%) of Borrower's Tangible Net Worth on the
last day of the immediately preceding fiscal year.
(u)     Subparagraph 5.02(f) is amended by changing clause
(iii) thereof to read in its entirety as follows:
(iii)   Borrower may repurchase its Equity
Securities, provided that the cost of any such repurchase,
when added to the aggregate cost of all other repurchases
made pursuant to this clause (iii) since December 5, 1997,
does not exceed ten percent (10%) of Borrower's Tangible Net
Worth on the last day of the immediately preceding fiscal
year.
(v)     Subparagraph 5.02(g) is amended to read in their
entirety as follows:
(g)     Change in Business.  Neither Borrower  nor
any of its Subsidiaries shall engage, either directly or
indirectly through Affiliates, in any business that is
substantially different from the semi-conductor market
(including semi-conductor capital equipment, test and
inspection equipment, flat panel displays and laser direct
imaging equipment), the pattern generation market and any
strategic component parts in relation thereto.
(w)     Subparagraph 5.03(a) is amended to read in its
entirety as follows:
(a)     Leverage Ratio.  Borrower shall not permit
the Leverage Ratio of Borrower and its Subsidiaries on the
last day of any fiscal quarter set forth below to be greater than the ratio set forth opposite such quarter below:
        Quarters ending on January 31, 1998
                April 30, 1998 and July 31, 1998                0.250
to 1.00;

        Quarters ending on October 31, 1998,
                January 31, 1999, April 30, 1999
and July 31, 1999                               0.275 to
1.00;

        Each quarter thereafter                         0.250 to 1.00.
(x)     Subparagraph 5.03(e) is amended to read in its
entirety as follows:
(e)     Debt Service Coverage Ratio.  Borrower
shall not permit the Debt Service Coverage Ratio of Borrower and its Subsidiaries for any consecutive four-quarter period to be less than the ratio set forth opposite such quarter
below:
        Quarters ending on January 31, 1998
                and April 30, 1998                              5.00 to
1.00;

                Quarters ending on July 31, 1998
and October 31, 1998                            3.00 to
1.00;

        Quarters ending on January 31, 1999
and April 30, 1999                              4.00 to
1.00;

Each quarter thereafter                         5.00 to 1.00.
(y) Subparagraph 5.03(f) is amended to read in its entirety as follows:
(f)     Profitability.  Borrower shall not permit:
(i)     The Adjusted Net Income of Borrower and
its Subsidiaries to be a loss in more than two quarters in any consecutive four-quarter period or the aggregate amount of any such two quarterly losses to exceed $10,000,000 in total for the two quarters combined;
(ii)    The Operating Income of Borrower and its
Subsidiaries to be a loss in more than two quarters in any consecutive four-quarter period or the aggregate amount of any such two quarterly losses to exceed
$10,000,000 in total for the two quarters combined; or
(iii)   The cumulative Adjusted Net Income of
Borrower and its Subsidiaries for any consecutive four-quarter period to be less than $1.00.
(z) Paragraph 8.04 is amended to read in its entirety as follows:
8.04 Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement or any other Credit
Document may be amended or waived, and any consent under this Agreement or any other Credit Document may be given, if such amendment, waiver or consent is in writing and is signed by Borrower and the Required Lenders (or Agent on behalf of the Required Lenders with the written approval of the Required Lenders); provided, however that:
(a)     Any amendment, waiver or consent which
would (i) increase the Total Revolving Loan Commitment or Total Term Loan Commitment, (ii) extend the
Revolving Loan Maturity Date or the Term Loan Maturity
Date, (iii) reduce the principal of or interest on any Loan or any fees or other amounts payable for the account of the Lenders hereunder, (iv) extend any scheduled principal, interest or fee payment date,
(v) amend this Paragraph 8.04, or (vi) amend the definition of Required Lenders, must be in writing and signed or approved in writing by all Lenders;
(b)     Any amendment, waiver or consent which
increases or decreases the Proportionate Share of any Lender must be in writing and signed by such Lender;
(c)     Any amendment, waiver or consent which
amends or waives the financial covenants contained in Subparagraph 5.03(a) or Subparagraph 5.03(f) must be in writing and signed by the Super Required Lenders;
and
(d)     Any amendment, waiver or consent which
affects the rights or obligations of Agent must be in writing and signed by Agent.
No failure or delay by Agent or any Lender in exercising any right under this Agreement or any other Credit Document shall operate as a waiver thereof or of any other right hereunder or thereunder nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.
(aa)    A new Exhibit I (Revolving Loan Maturity Date
Extension Request) is hereby added to the Credit Agreement to read in its entirety as set forth on Attachment A.
3. Representations and Warranties. Borrower hereby represents and warrants to Agent and the Lenders that the following are true and correct on the date of this Amendment and that, after giving effect to the amendments set forth in paragraph 2 above, the following will be true and correct on the Effective Date (as defined below):
(a) The representations and warranties of Borrower and its Subsidiaries set forth in Paragraph 4.01 of the Credit
Agreement and in the other Credit Documents are true and correct in all material respects (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);
(b) No Default or Event of Default has occurred and is continuing; and
(c) All of the Credit Documents are in full force and effect.
(Without limiting the scope of the term "Credit Documents,"
Borrower expressly acknowledges in making the representations and warranties set forth in this paragraph 3 that, on and after the date hereof, such term includes this Amendment.)
4. Effective Date. The amendments effected by paragraph 2 above shall become effective on April 29, 1998 (the "Effective Date"), subject to receipt by Agent and the Lenders on or prior to the Effective Date of the following, each in form and substance satisfactory to Agent, the Lenders and their respective counsel:
(a) This Amendment duly executed by Borrower, each Lender and Agent;
(b)     A certificate of the Secretary or an Assistant
Secretary of Borrower, dated the Effective Date, certifying the incumbency, signatures and authority of the officers of Borrower authorized to execute, deliver and perform this Amendment;
(c) An amendment fee of $25,000 for the benefit of the Lenders to be shared among the Lenders pro rata in accordance with such Lender's respective Proportionate Share;
(d) A favorable written opinion of Pillsbury, Madison & Sutro, counsel to Borrower, addressed to Agent and dated the Effective Date, as to the matters set forth in Attachment B and such other matters as Agent may reasonably request; and
(e) Such other evidence as Agent or any Lender may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Amendment and the other
Credit Documents.
5. Effect of this Amendment. On and after the Effective Date, each reference in the Credit Agreement and the other Credit Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as specifically amended above, (a) the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed and (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Lenders or Agent, nor constitute a waiver of any provision of the Credit Agreement or any other Credit Document.
6.      Miscellaneous.
(a) Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.
(b) Headings. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.
(c) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.
[The signature pages follow.]

        IN WITNESS WHEREOF, Borrower, the Agent and the Lenders have caused this Amendment to be executed as of the day and year first above written.
BORROWER:       ETEC SYSTEMS, INC.

        By:
           Name:
           Title:

AGENT:  ABN AMRO BANK N.V.

        By:
           Name
           Title:

        By:
           Name:
           Title:

LENDERS:        ABN AMRO BANK N.V.

        By:
           Name:
           Title:

        By:
           Name:
           Title:

        COMERICA BANK-CALIFORNIA
        By:
           Name:
           Title:

                THE INDUSTRIAL BANK OF JAPAN, LTD.
        By:
           Name:
           Title:

ATTACHMENT A
REVOLVING LOAN MATURITY DATE EXTENSION REQUEST
[Date]

ABN AMRO Bank, N.V.,
      as Agent
101 California Street, Suite 4550
San Francisco, CA  94111-5812
Attn:  Robin Yim
Pursuant to Subparagraph 2.01(h) of the Credit Agreement
dated as of May 24, 1996 (the "Credit Agreement"), among Etec Systems, Inc. ("Borrower"), the financial institutions listed in Schedule I to the Credit Agreement (the "Lenders"), and ABN AMRO Bank, N.V., as Agent for the Lenders, Borrower hereby requests the Lenders to extend the Revolving Loan Maturity Date (as defined in the Credit Agreement) for an additional one-year period. If a Lender, in its sole and absolute discretion, consents to such request, such Lender shall evidence such consent by executing this letter in the space provided and returning to Agent two copies of this letter.
Upon the execution of a copy of this letter by each Lender,
the return thereof to Agent and the written notification thereof by Agent to Borrower and Lenders, the Revolving Loan Maturity Date, as defined in Paragraph 1.01 of the Credit Agreement, shall be amended by changing the date "November 30, ____" to November 30, 20__."
Except as specifically amended hereby, all terms, covenants
and conditions of the Credit Agreement shall remain in full force and effect.
Very truly yours,
ETEC SYSTEMS, INC.
By:
      Name:
       Title:


ATTACHMENT B
MATTERS TO BE COVERED BY OPINION OF COUNSEL
        (1) The execution, delivery and performance by Borrower of the Amendment and the consummation of the transactions contemplated thereby
(a) are within the power of Borrower and (b) have been duly authorized by all necessary actions on the part of Borrower.
        (2) The Amendment has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.